For Release:	October 19, 2006
Media Contact:	Bethany Sherman, NASDAQ 212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ 212.401.8742

NASDAQ ANNOUNCES THIRD QUARTER 2006 RESULTS

– OPERATING INCOME UP 116.9 PERCENT FROM PRIOR YEAR –

New York, N.Y.—The Nasdaq Stock Market, Inc. (“NASDAQ®”; Nasdaq: NDAQ), today reported third quarter 2006 net income of $30.2 million, or $0.22 per diluted share, an increase of 69.7% from $17.8 million, or $0.16 per diluted share, in the third quarter of 2005, and 81.9% from $16.6 million, or $0.13 per diluted share, in the second quarter of 2006.

Gross margin, representing total revenues less cost of revenues, was $171.2 million in the third quarter of 2006, an increase of 31.1% from $130.6 million in the year-ago period, and up marginally from $171.1 million reported in the second quarter of 2006.

NASDAQ’s Chief Executive Officer, Robert Greifeld commented, “Third quarter operating income grew an impressive 116.9% through the continued execution of our strategic plan. We’ve been able to improve profitability through successful acquisitions and gains in market share, while maintaining our expense control discipline. Significant gains in our share of trading in NYSE-listed stocks have been achieved, with our matched market sharing growing to 12.1% in the quarter, up from 4.7% in the year-ago quarter. We are on track to reach our 2006 objectives through continued innovation and consistent execution.”

Recent Highlights

•	Continued success in obtaining switches from other markets, with 76 companies transferring their listing to NASDAQ during the year.
•	Completed the acquisition of PrimeZone Media Network, enabling NASDAQ to offer information distribution and multimedia services as part of its Corporate Client services.
•	Began migration to our single book platform, which when completed will provide market participants with a deeper liquidity pool, improved system performance and greater order interaction.
•	Announced plans to introduce the NASDAQ Options Market in third quarter 2007, pending SEC approval.
•	Became operational as an exchange in NASDAQ-listed securities on August 1, 2006.
•	PowerShares Capital Management LLC launched ten new exchange-traded funds (ETFs) on NASDAQ based on FTSE RAFI fundamental indexes. NASDAQ also has agreed to transfer its sponsorship of the QQQs to PowerShares, significantly expanding sales distribution of the QQQs and opportunities to further build its investor base.
•	Secured two new TotalView Enterprise licenses allowing distribution of TotalView data to more than 57,000 additional non-professional subscribers, and grew professional subscribers 7% from prior quarter and more than doubled them from the year-ago quarter.
•	Enhanced ModelView, NASDAQ’s web-based historical data product, to include NYSE- and Amex-listed data as well as INET liquidity.

Charges Associated with NASDAQ’s Cost Reduction Program and INET Integration

Included in total expenses for the third quarter 2006 are pre-tax charges of $4.8 million relating to NASDAQ’s continuing efforts to reduce operating expenses and improve the efficiency of its operations, as well as to integrate INET. These charges include:

•	Technology Review – NASDAQ recorded expenses of $3.4 million in the quarter associated with its technology review, in which it previously changed the estimated useful life of some assets as it migrates to lower cost operating platforms and processes.
•	Workforce Reductions – NASDAQ recorded charges of $0.9 million in the quarter for severance and outplacement costs.
•	Real Estate – NASDAQ recorded charges of $0.5 million in the quarter as part of its real estate consolidation plans.

2006 Outlook

NASDAQ is raising guidance for the full-year 2006:

•	Net income in the range of $89.0 million to $92.0 million for the year, including the impact of charges associated with NASDAQ’s cost reduction program, INET integration, and losses on extinguishment of debt noted below.
•	Gross margin in the range of $675.0 million to $680.0 million.
•	Total expenses in the range of $466.0 million to $471.0 million.

2006 total expense projections include approximately $55.0 million to $60.0 million of pre-tax charges associated with NASDAQ’s continuing cost reduction efforts, INET integration and investment in the London Stock Exchange. These charges include:

•	Approximately $30.0 million to $33.0 million in charges primarily related to NASDAQ’s decision to migrate to less expensive technology operating platforms.
•	Approximately $6.0 million to $7.0 million in charges related to NASDAQ’s plans to exit certain real estate facilities.
•	Approximately $6.0 million to $7.0 million in severance expenses associated with NASDAQ’s plans for workforce reductions.
•	$20.9 million in charges related to the early extinguishment of debt and the refinancing of a credit facility, partially offset by an $8.2 million foreign currency gain related to our investment in the London Stock Exchange, both recorded in the second quarter.

NASDAQ’s Chief Financial Officer, David Warren, commented: “NASDAQ’s third quarter results highlight our ability to quickly and efficiently integrate acquisitions, allowing them to contribute to improved margins. When coupled with revenue growth derived from our product innovations and our ability to reduce legacy operating expenses, we have created an effective business model designed to drive growth in profitability. We are now in the final steps of our INET integration and, once completed, fully expect to realize all deal synergies. Our continued ability to execute to plan allows us to improve our outlook for the remainder of 2006.”

Q3 Financial Review

Total Revenues and Gross Margin – Gross margin increased 31.1% in the third quarter to $171.2 million, up from $130.6 million in the year-ago quarter, and is up marginally from $171.1 million reported in the second quarter of 2006.

Market Services

Market Services gross margin increased to $111.3 million or 48.8% from prior year, and increased 3.3% from prior quarter.

	Three Months Ended			% Variance from
	Sept 30 2006	June 30 2006	Sept 30 2005	Prior Quarter	Prior Year
	(in millions)
NASDAQ Market Center
Execution and trade reporting revenues	$286.7	$291.4	$116.9	(1.6)%	NM
Access services revenues	15.6	13.1	19.8	19.1%	(21.2)%
Tape fee revenue sharing	(5.4)	(5.3)	(3.5)	1.9%	54.3%
NASDAQ General Revenue Sharing Program	—	(0.1)	(0.1)	NM	NM

Total NASDAQ Market Center revenues	296.9	299.1	133.1	(0.7)%	NM
Cost of revenues
Liquidity rebates	(153.2)	(170.6)	(64.8)	(10.2)%	NM
Brokerage, clearance and exchange fees	(78.5)	(69.3)	(25.0)	13.3%	NM

Total cost of revenues	(231.7)	(239.9)	(89.8)	(3.4)%	NM

Gross margin from NASDAQ Market Center	65.2	59.2	43.3	10.1%	50.6%

NASDAQ Market Services Subscriptions
Proprietary revenues	18.0	17.6	9.0	2.3%	NM
Non-proprietary revenues	29.5	31.1	38.9	(5.1)%	(24.2)%
NASDAQ Revenue Sharing Programs	(2.0)	(2.6)	(1.2)	(23.1)%	66.7%
UTP Plan revenue sharing	(6.9)	(6.2)	(19.5)	11.3%	(64.6)%

Total NASDAQ Market Services Subscription revenues	38.6	39.9	27.2	(3.3)%	41.9%

Other Market Services revenues	7.5	8.6	4.3	(12.8)%	74.4%

Gross Margin from Market Services	$111.3	$107.7	$74.8	3.3%	48.8%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•	NASDAQ Market Center gross margin increased from the year-ago quarter primarily because of INET results, increases in average daily trading volume, and increases in trade execution market share for NYSE- and AMEX-listed equities. Access services revenue declined from the year-ago quarter due to the retirement of legacy products in December 2005. Increases from prior quarter are primarily related to the reduction in clearing costs for INET transactions. INET trades are now cleared through NASDAQ’s existing clearing broker, thereby reducing cost of revenues for the quarter.
•	Market Services Subscriptions revenues increased from the year-ago quarter as less data revenue was shared under the UTP Plan. NASDAQ’s UTP market share increased primarily due to the INET acquisition which resulted in INET trades being reported to NASDAQ. Also, effective February 7, 2006, NASDAQ is no longer required to share NQDS revenue, thereby reducing the amount of revenue shared with UTP Plan participants. This change is also the primary driver for the growth in proprietary revenues and the decline in non-proprietary revenues when compared to the year-ago quarter.
•	Other Market Services revenues increased from prior year due primarily to revenues earned under a contract between NASD and NASDAQ for the operations of the Over-the-Counter Bulletin Board (OTCBB), which took effect on October 1, 2005.

Issuer Services

During the quarter Issuer Services revenues increased 7.2% to $59.8 million from the prior year quarter and declined 5.7% from prior quarter.

	Three Months Ended			% Variance from
	Sept 30 2006	June 30 2006	Sept 30 2005	Prior Quarter	Prior Year
	(in millions)
Corporate Client Group
Annual renewal fees	$27.3	$26.9	$27.3	1.5%	—
Listing of additional shares fees	9.4	9.2	9.6	2.2%	(2.1)%
Initial listing fees	5.6	6.0	7.2	(6.7)%	(22.2)%
Corporate Client services	10.4	10.2	2.3	2.0%	NM

Total Corporate Client Group revenues	52.7	52.3	46.4	0.8%	13.6%

NASDAQ Financial Products
Licensing revenues	6.0	9.7	8.3	(38.1)%	(27.7)%
Other revenues	1.1	1.4	1.1	(21.4)%	—

Total NASDAQ Financial Products revenues	7.1	11.1	9.4	(36.0)%	(24.5)%

Total Issuer Services revenues	$59.8	$63.4	$55.8	(5.7)%	7.2%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•	Corporate Client Group revenues increased from prior year driven primarily by revenues generated from recent acquisitions, which are included in the Corporate Client services line.
•	NASDAQ Financial Products licensing revenues decreased from the prior year and prior quarter due to a decline in licensing fees associated with options traded for NASDAQ licensed ETFs. As reported in the second quarter 2006 Form 10-Q, recent court decisions have impacted NASDAQ’s ability to charge a license fee for options that track NASDAQ ETF’s.

Total Expenses – Total expenses increased 4.0% to $103.3 million from $99.3 million in the year-ago quarter and decreased 23.4% from $134.8 million in the prior quarter. Third quarter 2006 expenses increased from last year primarily due our recent acquisitions of INET, Carpenter Moore, Shareholder.com, and PrimeZone. Expenses declined from second quarter 2006 primarily due to higher charges in the prior quarter related to our cost reduction program and INET integration, the early extinguishment of debt, and the refinancing of a credit facility. Partially offsetting second quarter 2006 charges was the realization of a foreign currency gain related to our investment in the London Stock Exchange, also recognized in the second quarter 2006.

Earnings Per Share

As stated above, third quarter earnings per diluted share was $0.22 versus $0.13 in the second quarter of 2006 and $0.16 per diluted share in the year-ago quarter. NASDAQ’s weighted average shares outstanding used to calculate diluted earnings per share was 150.8 million in the quarter versus 145.2 million in the second quarter 2006 and 119.4 million in the year-ago quarter. The outstanding share count increased from the year-ago quarter and prior quarter primarily due to the issuance of approximately 26.5 million shares in equity offerings in the first and second quarters of 2006.

NASDAQ® is the largest electronic equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaqnews.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections about our future financial results, as well as the implementation dates and benefits of certain strategic initiatives. The Nasdaq Stock Market, Inc. cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements include projections which have not been reviewed by independent auditors of NASDAQ. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NASDAQ that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

(tables follow)

(income statement)

(balance sheet)

The Nasdaq Stock Market, Inc.

Unaudited Condensed Consolidated Statements of Income

(in millions, except per share amounts and other drivers)

	Three Months Ended			Nine Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues
Market Services	$343.0	$347.6	$164.6	$1,027.9	$453.4
Issuer Services	59.8	63.4	55.8	182.0	166.7
Other	0.1	—	—	0.4	0.2

Total revenues	402.9	411.0	220.4	1,210.3	620.3
Cost of revenues
Liquidity rebates	(153.2)	(170.6)	(64.8)	(491.0)	(169.4)
Brokerage, clearance and exchange fees	(78.5)	(69.3)	(25.0)	(215.0)	(63.6)

Total cost of revenues	(231.7)	(239.9)	(89.8)	(706.0)	(233.0)

Gross margin	171.2	171.1	130.6	504.3	387.3

Expenses
Compensation and benefits	47.5	48.0	36.2	144.5	110.4
Marketing and advertising	3.5	3.8	1.5	12.3	4.8
Depreciation and amortization	14.3	21.5	13.6	60.3	46.8
Professional and contract services	6.8	7.3	7.4	23.0	21.4
Computer operations and data communications	9.5	10.3	15.4	29.7	47.5
Provision for bad debts	(2.2)	1.8	0.1	(0.3)	—
Occupancy	9.5	8.2	7.2	25.7	21.3
General and administrative	5.8	24.8	7.4	37.3	23.4

Total direct expenses	94.7	125.7	88.8	332.5	275.6
Support costs from related parties, net	8.6	9.1	10.5	25.8	31.3

Total expenses	103.3	134.8	99.3	358.3	306.9

Operating income	67.9	36.3	31.3	146.0	80.4
Interest income	7.6	6.3	4.0	18.3	8.5
Interest expense	(25.7)	(24.4)	(4.7)	(66.5)	(12.2)
Dividend income	—	9.2	—	9.2	—
Minority interest	0.1	0.3	0.1	0.6	0.1

Income before income taxes	49.9	27.7	30.7	107.6	76.8
Income tax provision	19.7	11.1	12.9	42.7	32.3

Net income	$30.2	$16.6	$17.8	$64.9	$44.5

Net income applicable to common stockholders:
Net income	$30.2	$16.6	$17.8	$64.9	$44.5
Preferred stock:
Dividends declared	—	—	(0.7)	(0.4)	(2.5)
Accretion of preferred stock	—	—	(0.7)	(0.3)	(3.0)

Net income applicable to common stockholders	$30.2	$16.6	$16.4	$64.2	$39.0

Basic and diluted earnings per share:
Basic	$0.27	$0.16	$0.20	$0.63	$0.49

Diluted	$0.22	$0.13	$0.16	$0.51	$0.42

Weighted-average common shares outstanding for earnings per share:
Basic	111.7	105.2	81.2	101.7	79.9
Diluted	150.8	145.2	119.4	141.7	107.4

Other Drivers
Average daily share volume in NASDAQ securities (in millions)	1,852	2,142	1,653	2,038	1,809
Matched market share in NASDAQ securities (a)	48.7%	48.4%	27.2%	49.1%	26.6%
Total market share in NASDAQ securities (b)	76.6%	77.8%	56.0%	78.2%	55.5%
Matched market share in NYSE securities (a)	12.1%	8.3%	4.7%	9.1%	3.7%
Total market share in NYSE securities (b)	27.5%	22.7%	18.1%	24.1%	16.7%

Total market share in AMEX securities (b)	47.7%	46.1%	32.9%	45.9%	32.3%

Initial Public Offerings	20	35	46	87	91
Secondary Offerings	32	54	50	152	145
Number of listed companies (c)	3,206	3,205	3,214	3,206	3,214

(a)	Transactions executed on NASDAQ's systems.
(b)	Transactions executed on NASDAQ's systems and internal trades reported to NASDAQ.
(c)	Beginning September 30, 2006 number of listed companies also includes separately listed ETFs.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$440.6	$165.2
Available-for-sale investments, at fair value	1,419.8	179.4
Receivables, net	228.5	207.6
Deferred tax assets	11.5	10.0
Other current assets	34.4	34.8

Total current assets	2,134.8	597.0
Property and equipment:
Land, buildings and improvements	—	60.9
Data processing equipment and software	185.6	180.0
Furniture, equipment and leasehold improvements	106.7	115.6

	292.3	356.5
Less accumulated depreciation and amortization	(229.3)	(233.9)

Total property and equipment, net	63.0	122.6
Non-current deferred tax assets	125.6	133.3
Goodwill	999.6	961.9
Intangible assets, net	204.5	215.5
Other assets	14.2	16.5

Total assets	$3,541.7	$2,046.8

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$118.4	$118.9
Accrued personnel costs	42.3	55.3
Deferred revenue	86.7	53.6
Other accrued liabilities	79.9	61.8
Current portion of debt obligations	11.7	7.5
Payables to related parties	10.1	28.2

Total current liabilities	349.1	325.3
Debt obligations	1,594.5	1,184.9
Accrued pension costs	24.6	25.8
Non-current deferred tax liabilities	88.1	95.2
Non-current deferred revenue	96.5	92.0
Other liabilities	71.0	69.6

Total liabilities	2,223.8	1,792.8

Minority interest	0.4	1.0

Stockholders' equity
Common stock	1.3	1.3
Preferred stock, Series D (and Series C at December 31, 2005)	—	95.0
Additional paid-in capital	1,040.9	383.7
Common stock in treasury, at cost	(245.9)	(613.4)
Accumulated other comprehensive income (loss)	71.2	(1.3)
Deferred stock compensation	—	(4.9)
Common stock issuable	—	6.8
Retained earnings	450.0	385.8

Total stockholders' equity	1,317.5	253.0

Total liabilities, minority interest and stockholders' equity	$3,541.7	$2,046.8